UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2024, Boot Barn Holdings, Co. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing the appointments of John Hazen as Interim Chief Executive Officer (the “Interim CEO Appointment”) and Peter Starrett as Executive Chairman (the “EC Appointment” and, together with the Interim CEO Appointment, the “Appointments”), with such Appointments to be effective as of November 22, 2024 (the “Effective Date”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K (this “Amendment”) (i) to provide information regarding material changes to Mr. Hazen’s compensation arrangements as a result of the Interim CEO Appointment, which had not been determined at the time of the filing of the Original 8-K, and (ii) to disclose additional compensation determinations made by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) in consideration of the changes in the roles and responsibilities of the Company’s Chief Financial Officer, James Watkins, and Mr. Starrett, in each case as a result of the Appointments (collectively, the “Compensation Changes”). The Compensation Changes, as described below, were approved by the Committee on November 11, 2024 and will be effective as of the Effective Date.

In connection with the Interim CEO Appointment, Mr. Hazen’s annual base salary will increase from $575,000 to $850,000, and his target bonus under the Company’s Annual Cash Incentive Bonus Plan will increase from 65% to 100% of his annual base salary, which such target amount increase will be pro-rated for the remainder of fiscal year 2025. Additionally, Mr. Hazen will receive a one-time restricted stock unit (“RSU”) award with a grant date fair value of $750,000 that will cliff vest on the second anniversary of grant date, subject to Mr. Hazen’s continued employment with the Company through such vesting date. For fiscal 2026, Mr. Hazen will be eligible to receive an annual equity award, the value of which shall be determined by the Committee in connection with the annual management equity grants.

The Committee also determined to make certain material changes to Mr. Watkins’s compensation. Beginning on the Effective Date, Mr. Watkins’s annual base salary will increase from $575,000 to $625,000. Mr. Watkins will also receive a one-time RSU award with a grant date fair value of $150,000 that will cliff vest on the second anniversary of grant date, subject to Mr. Watkins’s continued employment with the Company through such vesting date.

Additionally, the Committee determined that during Mr. Starrett’s tenure as Executive Chairman, he will receive an annual base salary of $750,000 and a one-time RSU award with a grant date fair value of $875,000 that will cliff vest on the second anniversary of grant date, subject to Mr. Starrett’s continued service on the Board through such vesting date, and will not participate in the Company’s non-employee director compensation program.

Except as expressly set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: November 15, 2024	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary